Exhibit 99.1
SelectQuote, Inc. Reports First Quarter 2024 Results

First Quarter of Fiscal Year 2024 – Consolidated Earnings Highlights

•Revenue of $232.7 million
•Net loss of $31.1 million
•Adjusted EBITDA* of $(11.4) million

Reaffirming Fiscal Year 2024 Guidance Ranges:

•Revenue expected in a range of $1.05 billion to $1.2 billion
•Net loss expected in a range of $50 million to $22 million
•Adjusted EBITDA* expected in a range of $80 million to $105 million

First Quarter of Fiscal Year 2024 – Segment Highlights

Senior
•Revenue of $89.9 million
•Adjusted EBITDA* of $(1.3) million
•Approved Medicare Advantage policies of 97,681

Healthcare Services
•Revenue of $97.4 million
•Adjusted EBITDA* of $2.3 million
•Over 52,000 SelectRx members

Life
•Revenue of $37.8 million
•Adjusted EBITDA* of $5.2 million

Auto & Home
•Revenue of $9.0 million
•Adjusted EBITDA* of $3.3 million

OVERLAND PARK, Kan., November 2, 2023--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the first quarter of fiscal year 2024 of $232.7 million compared to consolidated revenue for the first quarter of fiscal year 2023 of $162.5 million. Consolidated net loss for the first quarter of fiscal year 2024 was $31.1 million compared to consolidated net loss for the first quarter of fiscal year 2023 of $42.5 million. Finally, consolidated Adjusted EBITDA* for the first quarter of fiscal year 2024 was $(11.4) million compared to consolidated Adjusted EBITDA* for the first quarter of fiscal year 2023 of $(27.5) million.

Chief Executive Officer Tim Danker commented, “SelectQuote generated strong results across each segment of the company. Financial results were ahead of our expectations for the seventh straight quarter, and our platform is exceptionally well prepared for this year’s Medicare Advantage selling season. Agent onboarding was ahead of plan, and similar to fiscal 2023, our sales force has a higher mix of tenured agents, which drove significant efficiency gains compared to flex agents in past seasons. In the early days of the annual enrollment period for Medicare Advantage, plan features are similar to last year, and our engagement with customers has been inline with expectations.”

“Our growing SelectRx and Healthcare Services platform continues to increasingly contribute to our financial results and out performance. SelectRx generated record revenue approaching $100 million in the quarter, which was higher than revenue from our Senior segment for the first time in company history. We see the rapid success of Healthcare Services as a definitive proof point of the value that SelectQuote’s agent and information-enabled model can create for our customers, carrier partners and healthcare service providers.”

Mr. Danker continued, “With a strong beginning to our fiscal year, we reaffirm our full-year 2024 financial guidance.”
*See “Non-GAAP Financial Measures” below.

Segment Results

We currently report on four segments: 1) Senior, 2) Healthcare Services, 3) Life, and 4) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA*. Costs of revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, cost of goods sold, marketing and advertising, technical development, and selling, general, and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2023	2022	% Change
Revenue	$89,918	$77,513	16%
Adjusted EBITDA*	(1,335)	(3,853)	65%
Adjusted EBITDA Margin*	(1)%	(5)%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended September 30,
	2023	2022	% Change
Medicare Advantage	104,532	90,028	16%
Medicare Supplement	481	665	(28)%
Dental, Vision and Hearing	12,496	16,334	(24)%
Prescription Drug Plan	311	364	(15)%
Other	1,632	2,026	(19)%
Total	119,452	109,417	9%

*See “Non-GAAP Financial Measures” below.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended September 30,
	2023	2022	% Change
Medicare Advantage	97,681	83,173	17%
Medicare Supplement	360	500	(28)%
Dental, Vision and Hearing	10,529	12,275	(14)%
Prescription Drug Plan	254	390	(35)%
Other	1,052	1,662	(37)%
Total	109,876	98,000	12%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended September 30,
(dollars per policy):	2023	2022	% Change
Medicare Advantage	$761	$780	(2)%
Medicare Supplement	1,041	1,132	(8)%
Dental, Vision and Hearing	147	68	116%
Prescription Drug Plan	278	233	19%
Other	11	74	(85)%

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2023	2022	% Change
Revenue	$97,368	$43,067	126%
Adjusted EBITDA*	2,322	(11,787)	NM
Adjusted EBITDA Margin*	2%	(27)%

*See “Non-GAAP Financial Measures” below.

Operating Metrics

Members

The total number of SelectRx members represents the amount of customers to which an order has been shipped, as this is the primary key driver of revenue for Healthcare Services.

The following table shows the total number of SelectRx members for the periods presented:

	Three Months Ended September 30,
	2023	2022
Total SelectRx Members	52,750	32,596

Combined Senior and Healthcare Services - Consumer Per Unit Economics

The opportunity to leverage our existing database and distribution model to improve access to healthcare services for our consumers has created a need for us to review our key metrics related to our per unit economics. As we think about the revenue and expenses for Healthcare Services, we note that they are derived from the marketing acquisition costs associated with the sale of an MA or MS policy, some of which costs are allocated directly to Healthcare Services, and therefore determined that our per unit economics measure should include components from both Senior and Healthcare Services. See details of revenue and expense items included in the calculation below.

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition costs, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

*See “Non-GAAP Financial Measures” below.

	Twelve Months Ended September 30,
(dollars per approved policy):	2023	2022
Medicare Advantage and Medicare Supplement approved policies	594,554	665,358
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$872	$902
Other commission per MA/MS policy	13	22
Pharmacy revenue per MA/MS policy	493	144
Other revenue per MA/MS policy	151	(148)
Total revenue per MA/MS policy	1,529	920
Total operating expenses per MA/MS policy	(1,278)	(1,185)
Adjusted EBITDA per MA/MS policy (1)	251	(265)
Adjusted EBITDA Margin per MA/MS policy (1)	16%	(29)%
Revenue/CAC multiple	4.3X	1.8X
(1) These financial measures are not calculated in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for information regarding our use of these non-GAAP financial measures and a reconciliation of such measures to their nearest comparable financial measures calculated and presented in accordance with GAAP.

Total revenue per MA/MS policy increased 66% for the twelve months ended September 30, 2023, compared to the twelve months ended September 30, 2022, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 8% for the twelve months ended September 30, 2023, compared to the twelve months ended September 30, 2022, driven by an increase in cost of goods sold-pharmacy revenue for SelectRx due to the growth of the business, offset by a decrease in our marketing and advertising costs.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2023	2022	% Change
Revenue	$37,803	$36,835	3%
Adjusted EBITDA*	5,240	5,225	—%
Adjusted EBITDA Margin*	14%	14%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See “Non-GAAP Financial Measures” below.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended September 30,
(in thousands)	2023	2022	% Change
Term Premiums	$18,190	$15,098	20%
Final Expense Premiums	19,699	22,364	(12)%
Total	$37,889	$37,462	1%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2023	2022	% Change
Revenue	$9,027	$7,082	27%
Adjusted EBITDA*	3,319	2,441	36%
Adjusted EBITDA Margin*	37%	34%

Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended September 30,
(in thousands):	2023	2022	% Change
Premiums	$13,877	$11,549	20%

*See “Non-GAAP Financial Measures” below.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Thursday, November 2, 2023, beginning at 4:30 p.m. ET. To register for this conference call, please use this link: https://www.netroadshow.com/events/login?show=98c46003&confId=56957. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Reconciliations of the differences between the non-GAAP financial measures included herein and their most directly comparable GAAP financial measures are set forth below beginning on page 12.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impacts of the COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system;

our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws;and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across insurance, medicare, pharmacy, and value-based care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, and Population Health which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2023	June 30, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,486	$83,156
Accounts receivable, net of allowances of $3.9 million and $2.7 million, respectively	115,872	154,565
Commissions receivable-current	160,370	111,148
Other current assets	16,361	14,355
Total current assets	341,089	363,224
COMMISSIONS RECEIVABLE—Net	709,277	729,350
PROPERTY AND EQUIPMENT—Net	24,840	27,452
SOFTWARE—Net	14,677	14,740
OPERATING LEASE RIGHT-OF-USE ASSETS	22,779	23,563
INTANGIBLE ASSETS—Net	9,442	10,200
GOODWILL	29,136	29,136
OTHER ASSETS	18,904	21,586
TOTAL ASSETS	$1,170,144	$1,219,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,964	$27,577
Accrued expenses	18,284	16,993
Accrued compensation and benefits	37,953	49,966
Operating lease liabilities—current	4,980	5,175
Current portion of long-term debt	33,883	33,883
Contract liabilities	5,757	1,691
Other current liabilities	3,925	1,972
Total current liabilities	136,746	137,257
LONG-TERM DEBT, NET—less current portion	661,185	664,625
DEFERRED INCOME TAXES	26,041	39,581
OPERATING LEASE LIABILITIES	26,590	27,892
OTHER LIABILITIES	2,844	2,926
Total liabilities	853,406	872,281

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,677	1,669
Additional paid-in capital	570,087	567,266
Accumulated deficit	(266,695)	(235,644)
Accumulated other comprehensive income	11,669	13,679
Total shareholders’ equity	316,738	346,970
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,170,144	$1,219,251

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2023	2022
REVENUE:
Commission	$117,756	$106,335
Pharmacy	94,788	41,093
Other	20,186	15,056
Total revenue	232,730	162,484

OPERATING COSTS AND EXPENSES:
Cost of revenue	72,511	65,164
Cost of goods sold—pharmacy revenue	84,008	42,354
Marketing and advertising	62,323	57,594
Selling, general, and administrative	28,666	30,706
Technical development	7,637	6,182
Total operating costs and expenses	255,145	202,000

LOSS FROM OPERATIONS	(22,415)	(39,516)

INTEREST EXPENSE, NET	(21,397)	(16,736)
OTHER INCOME (EXPENSE), NET	(38)	158
LOSS BEFORE INCOME TAX BENEFIT	(43,850)	(56,094)
INCOME TAX BENEFIT	(12,799)	(13,610)

NET LOSS	$(31,051)	$(42,484)

NET LOSS PER SHARE:
Basic	$(0.19)	$(0.26)
Diluted	$(0.19)	$(0.26)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	167,453	164,824
Diluted	167,453	164,824

OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX:
Gain (loss) on cash flow hedge	(2,010)	4,400
OTHER COMPREHENSIVE INCOME (LOSS)	(2,010)	4,400
COMPREHENSIVE LOSS	$(33,061)	$(38,084)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,051)	$(42,484)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	5,989	6,802
Loss on disposal of property, equipment, and software	9	325
Share-based compensation expense	3,175	2,630
Deferred income taxes	(13,049)	(13,931)
Amortization of debt issuance costs and debt discount	1,612	1,612
Write-off of debt issuance costs	—	710
Accrued interest payable in kind	3,622	1,307
Non-cash lease expense	784	1,103
Changes in operating assets and liabilities:
Accounts receivable, net	38,693	34,770
Commissions receivable	(29,148)	(36,012)
Other assets	(2,027)	1,271
Accounts payable and accrued expenses	5,257	(10,496)
Operating lease liabilities	(1,498)	(1,256)
Other liabilities	(6,039)	6,479
Net cash used in operating activities	(23,671)	(47,170)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(616)	(298)
Proceeds from sales of property and equipment	253	—
Purchases of software and capitalized software development costs	(1,782)	(2,087)
Net cash used in investing activities	(2,145)	(2,385)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Term Loans	(8,471)	(8,917)
Payments on other debt	(37)	(44)
Proceeds from common stock options exercised and employee stock purchase plan	—	1,079
Payments of tax withholdings related to net share settlement of equity awards	(346)	(32)
Payments of debt issuance costs	—	(10,110)
Payment of acquisition holdback	—	(2,335)
Net cash used in financing activities	(8,854)	(20,359)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(34,670)	(69,914)
CASH AND CASH EQUIVALENTS—Beginning of period	83,156	140,997
CASH AND CASH EQUIVALENTS—End of period	$48,486	$71,083

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

	Three Months Ended September 30, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$89,918	$97,368	$37,803	$9,027	$(1,386)	$232,730
Operating expenses	(91,253)	(95,046)	(32,563)	(5,708)	(19,498)	(244,068)
Other income (expense), net	—	—	—	—	(38)	(38)
Adjusted EBITDA	(1,335)	2,322	5,240	3,319	(20,922)	(11,376)
Share-based compensation expense						(3,175)
Transaction costs						(1,904)
Depreciation and amortization						(5,989)
Loss on disposal of property, equipment, and software						(9)
Interest expense, net						(21,397)
Income tax benefit						12,799
Net loss						$(31,051)

	Three Months Ended September 30, 2022
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$77,513	$43,067	$36,835	$7,082	$(2,013)	$162,484
Operating expenses	(81,366)	(54,854)	(31,811)	(4,640)	(17,446)	(190,117)
Other income (expense), net	—	—	201	(1)	(42)	158
Adjusted EBITDA	(3,853)	(11,787)	5,225	2,441	(19,501)	(27,475)
Share-based compensation expense						(2,630)
Transaction costs						(2,126)
Depreciation and amortization						(6,802)
Loss on disposal of property, equipment, and software						(325)
Interest expense, net						(16,736)
Income tax benefit						13,610
Net loss						$(42,484)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2024:

(in thousands)	Range
Net loss	$(50,000)	$(22,000)
Income tax benefit	(18,000)	(8,000)
Interest expense, net	102,000	97,000
Depreciation and amortization	24,000	22,000
Share-based compensation expense	14,000	12,000
Non-recurring expenses	8,000	4,000
Adjusted EBITDA	$80,000	$105,000